UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 12, 2006

GENTEX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or other jurisdiction of incorporation)	0-10235 File Number)	38-2030505 (IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan (Address of principal executive offices)	49464 (Zip Code)

Registrant’s telephone number, including area code: (616) 772-1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01      Entry Into a Material Definitive Agreement

        On May 8, 2006, Gentex Corporation (the “Company”) entered into a Confidential Severance Agreement (the “Severance Agreement”) with Garth Deur, the Company’s former Executive Vice President.

        The Severance Agreement provides that Mr. Deur will continue to receive his salary, health, dental, and long-term disability insurance, and certain other regular employment benefits, including use of a Company automobile, until the earlier of December 22, 2006, or the date Mr. Deur begins employment for another person or entity, including self-employment through consulting or operating a business in which he has an ownership interest (“Severance Date”). Under the Severance Agreement, Mr. Deur is also entitled to exercise any stock options which are or become vested until the Severance Date. In exchange for such benefits, Mr. Deur has executed a waiver of any and all potential claims of any kind or type against the Company and has agreed to make himself reasonably available to the Company with respect to transitioning information and responsibilities. Mr. Deur had previously agreed not to compete with the Company for a period of time following his termination of employment with the Company and such agreements remain in effect.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 12, 2006	GENTEX CORPORATION (Registrant) By: /S/ Fred Bauer —————————————— Fred Bauer Its Chairman of the Board and Chief Executive Officer